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                                                                   EXHIBIT 10.48

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into on April 1, 2003 (the "Effective Date) by and between Stellent, Inc., a Minnesota corporation (the "Company"), and Vern Hanzlik, a resident of Minnesota ("Employee").

                                    RECITALS

                  A. Employee is the Company's former President and Chief Executive Officer and a former director of the Company, having resigned from those positions pursuant to a separate Transition Agreement entered into on March 31, 2003 (the "Transition Agreement").

                  B. Company desires to retain the services of Employee with respect to certain transition matters and business development activities of the Company, and Employee desires to accept such continued employment, subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Employee set forth below, the Company and Employee, intending to be legally bound, agree as follows:

                  1. POSITION AND DUTIES. Employee shall be employed during the Term as a Business Development Specialist reporting to the Company's President and shall, among other things, provide advice and assistance to the Company with respect to (1) the Company's hosted solutions group, (2) companies and technologies relating to new business development or mergers and acquisitions; and (3) retention of existing large enterprise customers and generation of new enterprise customers. Employee shall render such services to the Company when and as requested by the Company and at such time or times and at such location or locations (which may include off-site locations) as may be mutually convenient to the Company and Employee, provided that Employee shall be available to provide such services only during regular business hours and subject to normal periods of vacation, sick leave or other occasional personal time off. During the first year of this Agreement, Employee shall be available to provide such services for a minimum of 130 hours per month. Employee's required availability during the second year of this Agreement shall be agreed upon by the parties, and, if no agreement is reached Employee shall be available to provide services hereunder during the second year for a minimum of 40 hours per month. Employee shall devote his best efforts to the performance of services to the Company hereunder, but he may engage in other employment or business activities during the Term so long as such employment and business activities do not unreasonably interfere with Employee's duties and obligations hereunder.

                  2. TERM. The term of Employee's employment under this Agreement shall commence on the Effective Date and shall continue until March 31, 2005 (the "Term"),


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unless earlier terminated or extended in accordance with this Section 2. This
Agreement and Employee's employment hereunder may be terminated as follows: (i) by the Company without notice to Employee upon Employee's failure to execute the Transition Agreement or upon Employee rescinding or attempting to rescind the Transition Agreement or (ii) by either party pursuant to Section 14 hereof. In the event this Agreement is terminated prior to expiration of the Term pursuant to this Section 2, the Company shall be obligated to pay Employee only for services rendered by Employee prior to such termination date at the rate set forth in Section 3 hereof.

                  3. COMPENSATION. The Company shall pay Employee a salary at the rate of $10,000 per month, less normal payroll deductions, from the Effective Date through March 31, 2004. Employee's monthly salary for the period from April 1, 2004 through March 31, 2005 shall be agreed upon by the parties, and, if no agreement is reached Employee's salary during the second year shall be $5,000 per month, provided, however, that as a condition to continuing his employment after March 31, 2004, Employee must execute and not rescind a release of claims in substantially the form attached as Exhibit C to the Transition Agreement (the "Release"). The Release must be executed no earlier than March 31, 2004.

                  4. EMPLOYEE BENEFITS. While Employee is employed by the Company hereunder, Employee shall be entitled to participate in all employee benefit plans and programs of the Company to the extent that Employee meets the eligibility requirements for each individual plan or program. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Notwithstanding the foregoing, Employee shall not be eligible for, and Employee waives all right to, vacation benefits otherwise available to employees of the Company.

                  5. EXPENSES. While Employee is employed by the Company hereunder, the Company shall reimburse Employee for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by Employee in the performance of the duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

                  6. AFFILIATED ENTITIES. As used in this Agreement, "Affiliate" shall include the Company and any corporation, partnership, or other entity, which controls the Company, is controlled by the Company, or is under common control with the Company (in each case "control" meaning the direct or indirect ownership of 50% or more of all outstanding equity interests).

                  7. CONFIDENTIAL INFORMATION. Except as permitted by the Company, Employee shall not at any time divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company or any Affiliate, any confidential, proprietary or secret knowledge or information of the Company or any Affiliate that Employee has acquired or shall acquire about the Company or any Affiliate, whether


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developed by himself or by others, concerning (i) any trade secrets, (ii) any confidential, proprietary or secret designs, programs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or of any Affiliate, (iii) any customer or supplier lists, (iv) any confidential, proprietary or secret development or research work, (v) any strategic or other business, marketing or sales plans, (vi) any financial or personnel data or plans, or (viii) any other confidential or proprietary information or secret aspects of the business of the Company or of any Affiliate. Employee acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or its Affiliates would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement, (ii) is independently made available to Employee in good faith by a third party who, to Employee's knowledge, has not violated a confidential relationship with the Company or its Affiliates, or (iii) is required to be disclosed by law or legal process or to enforce Employee's rights against the Company, provided that Employee provides advance notice to the Company of his intent to disclose Confidential Information and allows the Company sufficient time to initiate action to protect the Confidential Information. Employee understands and agrees that his obligations under this Agreement to maintain the confidentiality of the Company's confidential information are in addition to any obligations of Employee under applicable statutory or common law.

                  8. VENTURES. If, during Employee's employment with the Company, Employee is engaged in or provides input into the planning or implementing of any project, program or venture involving the Company, all rights in such project, program or venture shall belong to the Company. Except as approved in writing by the Board of Directors of the Company, Employee shall not be entitled to any interest in any such project, program or venture or to any commission, finder's fee or other compensation in connection therewith. Employee shall have no interest, direct or indirect, in any customer or supplier that conducts business with the Company.

                  9. CONFLICTS OF INTEREST. During Employee's employment with the Company hereunder, Employee shall not, directly or indirectly, transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity unless any such transaction has been knowingly approved by all disinterested members of the Company's Board of Directors.


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                  10. NONCOMPETITION AND NONSOLICITATION COVENANTS.

                           (a) AGREEMENT NOT TO COMPETE. During Employee's
employment with the Company or any Affiliate and for a period of twelve (12) consecutive months from and after the termination of Employee's employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee shall not, directly or indirectly (including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise), engage in any business, in the United States or in any other location in which the Company is then doing business or actively planning to do business:

                           (i)      that designs, develops, markets,
                                    distributes, or sells web content management services or products, or

                           (II)     that designs, develops, markets,
                                    distributes, or sells services or products similar to and competitive with any service or product then being developed, marketed, or distributed by the Company.

Ownership by Employee, as a passive investment, of less than 3% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 10 (a).

                           (b) AGREEMENT NOT TO HIRE. During Employee's
employment with the Company or any Affiliates and for a period of twelve (12) consecutive months from and after the termination of Employee's employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee shall not, directly or indirectly (including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise), hire, engage or solicit any person who is then an employee or contractor of the Company or who was an employee of the Company at any time during the six (6) month period immediately preceding Employee's termination of employment, in any manner or capacity.

                           (c) AGREEMENT NOT TO SOLICIT. During Employee's
employment with the Company or any Affiliates and for a period of twelve (12) consecutive months from and after the termination of Employee's employment, whether such termination is with or without cause, or whether such termination is at the instance of Employee or the Company, Employee shall not, directly or indirectly (including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise), solicit, request, advise or induce any current or potential customer, supplier or other business contact of the Company at any time during the twelve (12) month period immediately preceding Employee's termination of employment, to cancel, curtail or otherwise adversely change its relationship with the Company, in any manner or capacity.


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                           (d) ACKNOWLEDGMENT. Employee hereby acknowledges that
the provisions of this Section 10 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 10 by Employee shall cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor.

                           (e) BLUE PENCIL DOCTRINE. If the duration of, the
scope of or any business activity covered by any provision of this Section 10 is in excess of what is determined to be valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is determined to be valid and enforceable. Employee hereby acknowledges that this Section 10 shall be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

                  11. PATENTS, COPYRIGHTS AND RELATED MATTERS.

                           (a) DISCLOSURE AND ASSIGNMENT. Employee shall
immediately disclose to the Company any and all improvements and inventions that Employee may conceive and/or reduce to practice individually or jointly or commonly with others while he is employed with the Company or any of its Affiliates with respect to (i) any methods, processes or apparatus concerned with the development, use or production of any type of products, goods or services sold or used by the Company or its Affiliates, and (ii) any type of products, goods or services sold or used by the Company or its Affiliates. Any such improvements and inventions shall be the sole and exclusive property of the Company and Employee shall immediately assign, transfer and set over to the Company his entire right, title and interest in and to any and all of such improvement and inventions as are specified in this Section 11(a), and in and to any and all applications for letters patent that may be filed on such inventions, and in and to any and all letters patent that may issue, or be issued, upon such applications. In connection therewith and for no additional compensation therefor, but at no expense to Employee, Employee shall sign any and all instruments deemed necessary by the Company for:

                           (i)      the filing and prosecution of any
                                    applications for letters patent of the
                                    United States or of any foreign country that the Company may desire to file upon such inventions as are specified in this Section 12(a);

                           (ii)     the filing and prosecution of any
                                    divisional, continuation,
                                    continuation-in-part or reissue applications that the Company may desire to file upon such applications for letters patent; and

                           (iii) the reviving, re-examining or renewing of any of such applications for letters patent.


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This Section 11(a) shall not apply to any invention for which no equipment, supplies, facilities, confidential, proprietary or secret knowledge or information, or other trade secret information of the Company was used and that was developed entirely on Employee's own time, and (i) that does not relate (A) directly to the business of the Company, or (B) to the Company's actual or demonstrably anticipated research or development, or (ii) that does not result from any work performed by Employee for the Company.

                           (b) COPYRIGHTABLE MATERIAL. All right, title and
interest in all copyrightable material that Employee shall conceive or originate individually or jointly or commonly with others, and that arise in connection with Employee's services hereunder or knowledge of confidential and proprietary information of the Company, shall be the property of the Company and are hereby assigned by Employee to the Company and its Affiliates along with ownership of any and all copyrights in the copyrightable material. Where applicable, works of authorship created by Employee relating to the Company or any Affiliate and arising out of Employee's knowledge of confidential and proprietary information of the Company shall be considered "works made for hire," as defined in the U.S. Copyright Act, as amended.

                  12. RETURN OF RECORDS AND PROPERTY. Upon termination of Employee's employment or at any time upon the Company's request, Employee shall promptly deliver to the Company any and all Company and Affiliate records and any and all Company and Affiliate property in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or any Affiliate and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or its Affiliates.

                  13. REMEDIES. Employee acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by him of the provisions hereof. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

                  14. TERMINATION OF EMPLOYMENT. If either party to this Agreement defaults in the performance of any term or condition hereof or does or permits anything to be done contrary to any term or condition hereof and such default continues for fifteen (15) days (or in case of default by Employee under Section 7 or Section 10, five (5) days) after such party's receipt of written notice of such default specifying the nature of the default, then the non-defaulting party may terminate the employment relationship and, consistent with the terms of Section 2 of this Agreement, pursue any other remedy available in law or in equity. The parties agree that the terms and conditions set forth in Sections 7 through 15 of this Agreement shall survive termination of this Agreement or termination of Employee's employment for any reason.


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                  15. MISCELLANEOUS.

                           (a) GOVERNING LAW. All matters relating to the
interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

                           (b) JURISDICTION AND VENUE. Employee and the Company
consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, shall be in Hennepin County, State of Minnesota.

                           (c) ENTIRE AGREEMENT. This Agreement, the Transition
Agreement, and any stock option agreements entered into by the Company and Employee contain the entire agreement of the parties relating to Employee's employment with the Company and supersede all prior agreements and understandings with respect to such subject matter, including without limitation the Employment Agreement between Employee and the Company effective as of November 1, 2001, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

                           (d) NO VIOLATION OF OTHER AGREEMENTS. Employee hereby
represents and agrees that neither (i) Employee's entering into this Agreement nor (ii) Employee's carrying out the provisions of this Agreement, will violate any other agreement (oral, written or other) to which Employee is a party or by which Employee is bound.

                           (e) AMENDMENTS. No amendment or modification of this
Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

                           (f) NO WAIVER. No term or condition of this Agreement
shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                           (g) ASSIGNMENT. This Agreement shall not be
assignable, in whole or in part, by either party without the prior written consent of the other party.


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                           (h) COUNTERPARTS. This Agreement may be executed in
any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                           (i) SEVERABILITY. Subject to Section 10(e) hereof, to
the extent that any portion of any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                           (j) CAPTIONS AND HEADINGS. The captions and paragraph
headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date set forth in the first paragraph.


                                               Stellent, Inc.


                                               By
                                                  ------------------------------
                                                  Robert Olson
                                                  Its
                                                      --------------------------



                                               ---------------------------------
                                               Vern Hanzlik


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